Item 77-C


Semi-Annual Report

A Special Meeting of Shareholders of SunAmerica Series Trust (the "Trust") was held on July 31, 2002. Each of the Portfolios, except for the Cash Management Portfolio, voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise specified.

1. To approve the Distribution Plan pursuant to Rule 12b-1 Plan under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to Class 1 shares, formerly known as Class A shares.



			Votes in        Votes           Votes
Name of Portfolio       Favor of        Against         Abstained
Cash Management            N/A            N/A               N/A
Corporate Bond          19,746,726       1,374,899       1,692,728
Global Bond             11,033,491         720,935         984,842
High-Yield Bond         31,090,917       1,660,964       2,685,791
Worldwide High Income    9,989,746         699,191         934,691
SunAmerica Balanced     27,339,936       2,052,184       2,273,329
MFS Total Return        29,320,841       1,963,616       2,601,843
Asset Allocation        35,859,548       2,075,482       3,545,045
Telecom Utility          6,812,667         407,875         571,347
Equity Income              634,806          67,210          52,818
Equity Index             5,379,649            -              -
Growth-Income           54,920,827       3,819,468       4,795,830
Federated Value         16,130,232         957,486       1,449,873
Davis Venture Value     94,631,577       6,793,972       8,711,995
"Dogs" of Wall Street   12,341,317         986,100       1,115,386
Alliance Growth         79,418,432       6,259,381       6,982,929
Goldman Sachs Researc    4,014,211         311,740         299,775
MFS Growth and Income   25,064,604       1,675,174       2,204,102
Putnam Growth           25,594,009       2,102,635       2,363,753
Blue Chip Growth         4,056,898         232,029         379,331
Real Estate              7,648,996         617,015       1,067,085
Small Company Value        510,818          90,245          36,858
MFS Mid-Cap Growth      22,468,686       1,721,667       1,752,149
Aggressive Growth       24,755,269       2,104,212       2,136,837
Growth Opportunitie      4,697,490         301,835         335,255
Marsico Growth           3,572,696         101,731         281,876
International Growth
and Income              27,112,035       1,883,488       2,239,816
Global Equities         29,749,036       2,153,777       2,921,280
International Diversified
Equities                31,822,047       2,238,861       2,563,122
Emerging Markets        11,884,630       1,038,742         970,868
Technology               9,043,235         746,485         637,927

2. To approve the amended Distribution and Service Plan pursuant to Rule 12b-1 under the 1940 Act with respect to Class 2 shares, formerly known as Class B shares.

			 Votes in       Votes             Votes
Name of Portfolio       Favor of        Against         Abstained
Cash Management              N/A           N/A               N/A
Corporate Bond           1,679,915          40,646            126,428
Global Bond                470,794           7,251             59,489
High-Yield Bond          1,476,693          31,773             49,209
Worldwide High Income      215,027           7,986              4,725
SunAmerica Balanced      1,001,383          36,432             18,246
MFS Total Return         3,141,387         101,418            148,982
Asset Allocation           471,329           3,176             30,507
Telecom Utility            247,707           5,251              9,790
Equity Income                N/A             N/A                N/A
Equity Index                 N/A             N/A                N/A
Growth-Income            1,350,665          34,157             90,925
Federated Value            816,239          18,704             66,686
Davis Venture Value      3,178,750         123,805            202,796
"Dogs" of Wall Street      678,153           8,556             93,576
Alliance Growth          1,797,966          62,022            223,524
Goldman Sachs Research     439,729             -               62,377
MFS Growth and Income    1,027,417           7,454             78,744
Putnam Growth              457,524           6,133             84,097
Blue Chip Growth           839,013           1,412             45,610
Real Estate                411,189          22,325              5,995
Small Company Value          N/A             N/A                N/A
MFS Mid-Cap Growth       2,125,240         110,402            205,111
Aggressive Growth          575,580          48,383             92,963
Growth Opportunities       553,176           4,367                874
Marsico Growth             966,128          40,168             55,284
International Growth
and Income                 994,737          42,147             93,927
Global Equities            631,986          16,760             95,511
International Diversified
Equities                   992,223          10,639            111,445
Emerging Markets           342,891          15,075              5,786
Technology               1,301,798          25,692            154,268